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                                                                    EXHIBIT 3.11
                                                                    ------------



                            CERTIFICATE OF AMENDMENT

                                     OF THE

                         CERTIFICATE OF INCORPORATION OF

                              PGI INVESTMENTS, INC.


      PGI Investments, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, in the manner prescribed by Section 242 of the General Corporation Law of Delaware, duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation:

      RESOLVED, that the text of Article I of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

                                    ARTICLE I


             The name of the corporation is 2001 Investments, Inc.

      SECOND: That said amendment was duly adopted by the stockholders of the Corporation in the manner prescribed by Section 228, and in accordance with the provisions of Section 242 of the General Corporation Law of Delaware.
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      IN WITNESS WHEREOF, PGI Investments, Inc. has caused this certificate to be signed by its President, this 9th day of December, 1994.


                                                   PGI Investments, Inc.


                                            By:      /s/
                                                   -----------------------------
                                                   President